SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 21, 2013

Date of Report (Date of Earliest Event Reported)

FIRST POTOMAC REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 Wisconsin Avenue

Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

(301) 986-9200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 21, 2013, First Potomac Realty Trust (the “Company”) and First Potomac Realty Investment Limited Partnership, the Company’s operating partnership (the “Operating Partnership”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to offer and sell 6,500,000 of its common shares of beneficial interest, par value $0.001 per share (“Common Shares”) at a public offering price of $14.70 per share. Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 975,000 Common Shares, which the Underwriters exercised on May 21, 2013.

The Company estimates that the net proceeds of the offering, after deducting the underwriting discount and estimated offering costs, will be approximately $104.9 million, including the net proceeds from the Underwriters’ exercise of their option to purchase additional Common Shares in full. The Company intends to contribute the net proceeds of the offering to the Operating Partnership in exchange for additional Operating Partnership units, and the Operating Partnership intends to use the net proceeds of the offering to repay outstanding indebtedness consistent with the Company’s strategic and capital plan, including the amounts outstanding under its secured term loans and a portion of the amounts outstanding under its unsecured revolving credit facility (the “Credit Facility”), and for general corporate purposes. The Company currently expects that the offering of the Shares will close on May 24, 2013.

The Company and the Operating Partnership made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company, the Operating Partnership and the registration statement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The closing of the offering is subject to customary closing conditions pursuant to the terms of the Underwriting Agreement.

The foregoing description of the Underwriting Agreement is not complete and is subject to and qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the terms of which are incorporated by reference herein.

The Underwriters and their respective affiliates have performed commercial banking, investment banking and advisory services for the Company from time to time for which they have received customary fees and reimbursement of expenses. Specifically, affiliates of KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, BMO Capital Markets Corp., PNC Capital Markets LLC and Capital One Southcoast, Inc., which are Underwriters in the offering, are lenders under the Credit Facility, and an affiliate of KeyBanc Capital Markets Inc. is the lender under the Company’s secured term loans. As such, these affiliates, as applicable, may receive a portion of the net proceeds from the offering through the repayment of amounts outstanding under the secured term loans and the partial repayment of indebtedness under the Credit Facility. Affiliates of KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, BMO Capital Markets Corp., PNC Capital Markets LLC and Capital One Southcoast, Inc. also act as agents in connection with the Credit Facility and have received and will continue to receive customary compensation in connection with the Credit Facility. In addition, an affiliate of Wells Fargo Securities, LLC is advising the Company in connection with the pending disposition of the majority of its industrial portfolio, which is described in the Company’s Current Report on Form 8-K filed on May 20, 2013.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Results of 2013 Annual Meeting of Shareholders

On May 22, 2013, the Company held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”) at the Company’s corporate headquarters in Bethesda, Maryland. The information below is a summary of the final voting results on three proposals considered and voted upon at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 4, 2013.

Election of Trustees

The following persons, which represents the entire previous board of trustees of the Company, were duly elected as trustees of the Company to serve until the 2014 Annual Meeting of Shareholders of the Company or until their successors are duly elected and qualified: Robert H. Arnold, Richard B. Chess, Douglas J. Donatelli, J. Roderick Heller, III, R. Michael McCullough, Alan G. Merten and Terry L. Stevens. The table below sets forth the voting results for each trustee nominee:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert H. Arnold	41,359,752	3,409,346	3,422,452
Richard B. Chess	41,294,045	3,475,053	3,422,452
Douglas J. Donatelli	42,727,871	2,041,227	3,422,452
J. Roderick Heller, III	44,563,966	205,132	3,422,452
R. Michael McCullough	41,357,931	3,411,167	3,422,452
Alan G. Merten	44,553,445	215,653	3,422,452
Terry L. Stevens	44,634,406	134,692	3,422,452

Ratification of Independent Registered Public Accounting Firm

At the Annual Meeting, the Company’s shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
45,996,485	2,158,967	36,098	0

Advisory Vote on Executive Compensation

At the Annual Meeting, the Company’s shareholders voted on a non-binding resolution to approve the compensation of the Company’s named executive officers. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,471,204	13,224,160	73,734	3,422,452

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 21, 2013, by and among the Company, the Operating Partnership and KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule A.

5.1	Opinion of Bass, Berry & Sims PLC regarding the legality of the Shares.

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

May 24, 2013	/s/ Andrew P. Blocher
Andrew P. Blocher Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 21, 2013, by and among the Company, the Operating Partnership and KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule A.

5.1	Opinion of Bass, Berry & Sims PLC regarding the legality of the Shares.

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).